UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2016 (September 22, 2016)

CITIZENS FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36636	05-0412693
(State or other jurisdiction of incorporation )	(Commission File No.)	(IRS Employer Identification No.)

One Citizens Plaza Providence, RI	02903
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (401) 456-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Citizens Financial Group, Inc. (the “Company”) announced that Eric W. Aboaf, Executive Vice President and Chief Financial Officer, tendered his resignation on September 22, 2016 to pursue other opportunities. Pursuant to the terms of his employment agreement, the resignation will be effective December 16, 2016.

The Company also announced that John J. Fawcett has been appointed, subject to regulatory approval, as interim Chief Financial Officer effective December 17, 2016. It is expected that Mr. Fawcett will serve in that role until Mr. Aboaf’s replacement is found.

A copy of the press release announcing Mr. Aboaf’s resignation and Mr. Fawcett’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 99.1	Citizens Financial Group, Inc. Press Release dated September 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS FINANCIAL GROUP, INC.

By:	/s/ Stephen T. Gannon
Stephen T. Gannon
Executive Vice President, General Counsel and
Chief Legal Officer

Date: September 28, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Citizens Financial Group, Inc. Press Release dated September 28, 2016